Exhibit 4.3

                      SECOND AMENDMENT TO CREDIT AGREEMENT


         This Second Amendment to CREDIT Agreement dated as of February 28, 2001 (the "Amendment") by and among JOHN H. HARLAND COMPANY, a Georgia corporation (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders"), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent") and as Lead Arranger, WACHOVIA BANK, N.A., as Syndication Agent (the "Syndication Agent"), BANK OF AMERICA, N.A., as Documentation Agent (the "Documentation Agent"), FLEET NATIONAL BANK, as Senior Managing Agent, BNP PARIBAS, as Senior Managing Agent and FIRST UNION NATIONAL BANK, as Senior Managing Agent (each a "Senior Managing Agent").

         WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement dated as of August 23, 2000, by and among the Borrower, the Administrative Agent and the other Lenders, as amended (the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), pursuant to which the Lenders have made available certain financial accommodations to the Borrower;

         WHEREAS, the parties wish to amend the Credit Agreement to, among other things, modify the manner in which the consolidated net worth covenant is calculated, but only on the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

         Section 1.  Amendments.
                     ----------

          (a) The Credit Agreement is hereby amended by deleting the definition of "Consolidated Net Worth" from Section 1.1 and substituting in lieu thereof the following new definition of "Consolidated Net Worth":

                  "Consolidated Net Worth" shall mean, as of any date, the total assets of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries plus any non-cash charges actually taken which are associated with the accelerated write-off of any tangible or intangible assets related to the acquisition of Concentrex or to the Software Business in an amount up to $15,000,000 in the aggregate through the Commitment Termination Date, minus (i) the total liabilities of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP minus (ii) the amount of any write-up in the book value of any assets resulting from a revaluation thereof or any write-up in excess of the cost of such assets acquired reflected on the consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP.

         (b) The Credit Agreement is hereby amended by deleting Section 6.3 and substituting in lieu thereof the following new Section 6.3:

               "Section 6.3. Consolidated Net Worth The Borrower will not permit its Consolidated Net Worth at the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2000, to be less than an amount equal to $141,000,000, plus (i) 50% of Consolidated Net Income on a cumulative basis for all fiscal quarters of the Borrower preceding the date of determination, commencing with the fiscal quarter beginning July 1, 2000; provided, that if Consolidated Net Income is negative in any fiscal quarter the amount added for such fiscal quarter shall be zero and such negative Consolidated Net Income shall not reduce the amount of Consolidated Net Income added from any previous fiscal quarter, plus (ii) 100% of the net proceeds from any equity offering."

         Section 2.  Benefits of Loan Documents.
                     --------------------------

         Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment, and as the Credit Agreement may from time to time be further amended, supplemented, restated or otherwise modified in the future by one or more other written amendments or supplemental or modification agreements entered into pursuant to the applicable provisions thereof.

         Section 3. Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the condition precedent that each of the following be received by the Administrative Agent (unless otherwise waived in writing by the Administrative Agent), each of which shall be satisfactory in form and substance to the Administrative Agent:

         (a) this Amendment executed by each of the parties hereto;

         (b) the Acknowledgment and Consent of the Guarantors, substantially in the form of Exhibit A hereto, executed by each of the Guarantors (as defined below)(the "Acknowledgment"); and

         (c) such other approvals, opinions or documents as the Administrative Agent may reasonably request.

        Section 4. Representations. The Borrower represents to the Lenders that:
                   ---------------

         (a) The execution, delivery and performance by the Borrower of this Amendment, (a) does not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority,
(c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

         (b) The execution, delivery and performance by the Borrower of this Amendment is within the Borrower's organizational powers and has been duly authorized by all necessary organizational, and if required, stockholder action. This Amendment has been duly executed and delivered by the Borrower, and constitutes valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         Section 5. Reaffirmation. The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents to which it is a party as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full except to the extent such representations expressly relate to an earlier date or have been updated to the extent permitted by the Credit Agreement.

         Section 6.  Reaffirmation and  Representations  by Guarantors.
                     -------------------------------------------------
By execution of the Acknowledgment, each Subsidiary that has executed a Subsidiary Guarantee Agreement (a "Guarantor"):

         (a) reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Subsidiary Guarantee Agreement to which it is a party, and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of such Subsidiary Guarantee
Agreement, or reduce, impair or discharge the obligations of such Guarantor thereunder; and

         (b)  represents to the Lenders that:

         (i) such Guarantor has the right and power, and has taken all necessary action to authorize it, to execute and deliver the Acknowledgment, and to perform the Acknowledgment in accordance with its terms. The Acknowledgment has been duly executed and delivered by the duly authorized officers of each Guarantor, and is a legal, valid and binding obligation of each Guarantor enforceable against each Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity; and

         (ii) the execution, delivery and performance by such Guarantor of the Acknowledgment, (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Guarantor or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on such Guarantor or any of its assets or give rise to a right thereunder to require any payment to be made by such Guarantor and (d) will not result in the creation or imposition of any Lien on any asset of such Guarantor, except Liens (if any) created under the Loan Documents.

         Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         Section 9. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement shall remain in full force and effect.

         Section 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties.



                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties have caused this Second Amendment to Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                             JOHN H. HARLAND COMPANY

                          By___________________________
                                Name: John Stakel
                                Title: Treasurer

                                            [SEAL]


                          SUNTRUST BANK, as Administrative Agent, as Lead Arranger, as Issuing Bank, as Swingline Lender and as a Lender


                          By___________________________________
                          Name: Brian Peters
                          Title: Managing Director


                          WACHOVIA BANK, N.A., as Syndication Agent and as a Lender


                          By:
                                -----------------------------------------------
                          Name:
                                -----------------------------------------------
                          Title:
                                -----------------------------------------------


                          BANK OF AMERICA, N.A., as Documentation Agent and as a Lender

                          By:
                                -----------------------------------------------
                          Name:
                                -----------------------------------------------
                          Title:
                                -----------------------------------------------

                          FLEET NATIONAL BANK, as Senior Managing Agent and as a Lender


                          By:
                                -----------------------------------------------
                          Name:
                                -----------------------------------------------
                          Title:
                                -----------------------------------------------



                          BNP PARIBAS, as Senior Managing Agent and as a Lender


                          By:
                                -----------------------------------------------
                          Name:
                                -----------------------------------------------
                          Title:
                                -----------------------------------------------


                          By:
                                -----------------------------------------------
                          Name:
                                -----------------------------------------------
                          Title:
                                -----------------------------------------------


                          FIRST UNION NATIONAL BANK, as Senior Managing Agent and as a Lender


                          By:
                                -----------------------------------------------
                          Name:
                                -----------------------------------------------
                          Title:
                                -----------------------------------------------


                          THE INDUSTRIAL BANK OF JAPAN, LIMITED, as a Lender


                          By:
                                -----------------------------------------------
                          Name:
                                -----------------------------------------------
                          Title:
                                -----------------------------------------------



                          FIFTH THIRD BANCORP, as a Lender


                          By:
                                -----------------------------------------------
                          Name:
                                -----------------------------------------------
                          Title:
                                -----------------------------------------------

               ACKNOWLEDGMENT AND CONSENT OF SUBSIDIARY GUARANTORS


         Each of the undersigned Subsidiaries hereby (i) acknowledges receipt of the foregoing Second Amendment to Credit Agreement by and among John H. Harland Company, the Lenders under the Credit Agreement (the "Lenders") and SunTrust Bank, Atlanta, in its capacity as administrative agent for the Lenders (the "Administrative Agent") (the "Amendment"), (ii) consents to the Amendment, (iii) agrees and acknowledges to the terms thereof including, without limitation, the representations and agreements of the each of the undersigned set forth in
Section 7 of the Amendment, and (iv) restates and affirms its respective obligations under its Subsidiary Guarantee Agreement previously executed and delivered in favor of the Agent (for the ratable benefit of the Lenders) without defense, counterclaim or set-off.

         IN WITNESS WHEREOF, each of the undersigned Subsidiaries has executed this Acknowledgment and Consent of Subsidiary Guarantors this 28 day of February, 2001.

                                      HARLAND INTERNATIONAL COMPANY
                                      HARLAND DATAPRINT, INC.
                                      JOHN H. HARLAND COMPANY OF
                                          PUERTO RICO
                                      SCANTRON CORPORATION
                                      SCANTRON QUALITY COMPUTERS, INC.
                                      THE CHECK STORE, INC.
                                      CENTRALIA HOLDING CORP.
                                      VENUS FLYTRAP CORPORATION
                                      CONCENTREX INSURANCE GROUP, INC.
                                      MONEYSCAPE HOLDINGS, INC.
                                      ULTRADATA CORPORATION
                                      CONCENTREX INCORPORATED



                                   By:
                                      -----------------------------------------
                                        Name:   John C. Walters
                                        Title:  Vice President


                                    MECA SOFTWARE, L.L.C.


                                    By:
                                       -----------------------------------------
                                         Name:   John C. Walters
                                         Title:  Manager